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                                                                   EXHIBIT 10.67

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "Agreement") made and entered as of April 15, 1994 by and between BROOKE GROUP LTD., 100 S.E. 2nd Street, Miami, Florida 33131 (the "Company"), a Delaware corporation, and MARC N. BELL, 3047 Lakewood Drive, Fort Lauderdale, Florida 33332 (the "Employee").

         WHEREAS, Company desires to employ Employee as its General Counsel and Employee desires to accept such employment; and

         WHEREAS, the parties further desire to set forth herein the terms and conditions of Employee's employment by Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.       EMPLOYMENT.

                  (a) DUTIES. Company shall employ Employee, on the terms set forth in this Agreement, as its General Counsel. Employee accepts such employment with Company and shall perform and fulfill such duties as are reasonably assigned to him either by the Chief Executive Officer of Company ("Chief Executive Officer") or the Board of Directors of Company (the "Board"), devoting his best efforts and entire professional time and attention to the performance and fulfillment of his duties and to the advancement of the interests of Company, subject only to the lawful and proper direction, approval, control and directives of the Company. Nothing contained herein shall be construed, however, to prevent Employee from (i) trading in or managing, for his own account and benefit, stocks, bonds, securities, real estate, commodities or other forms of investments (subject to law and Company policy with respect to trading in Company securities) or (ii) making minority investments in other businesses or enterprises provided that Employee agrees not to become engaged in any other business activity which may interfere with his ability to discharge his duties and responsibilities to Company.

                  (b) PLACE OF PERFORMANCE. In connection with his employment by Company, Employee shall be based in Miami, Florida, except for required travel on Company business. Company shall furnish Employee with office space, stenographic assistance and such other facilities and services as shall be suitable to Employee's position and sufficient and satisfactory to Employee for the performance of his duties as General Counsel.





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         2. TERM. Employee's employment under this Agreement shall commence as of May 2, 1994, or such other date upon mutual agreement of the parties, and shall, unless sooner terminated in accordance with the provisions of this Agreement, continue uninterrupted for an initial two (2) year term expiring May 1, 1996. Thereafter, this Agreement shall be automatically renewed for successive one (1) year periods unless terminated by either party upon sixty
(60) days written notice prior to the end of any such year. As used herein the "Term" shall refer to such initial term and any renewal term, if any, then in effect.

         3. COMPENSATION.

                    (a) BASE SALARY. Company shall pay Employee at a minimum annual rate of $175,000 for each full year of the Term (the "Base Salary") payable in installments at such regular intervals as Company customarily pays its other senior executive employees (but in any event no less often than monthly). The Base Salary in any year may be increased from time to time by Company as conditions warrant including, but not limited to, Employee's performance as determined by Company. In no event shall Employee's Base Salary be reduced.

                    (b) BONUS. Employee may also be paid a bonus above the amount of the Base Salary as determined by Company in its sole and absolute discretion.

                    (c) HEALTH INSURANCE AND OTHER BENEFITS. Employee shall receive all employee benefits offered by Company to its senior executives and key management employees, including, without limitation, all pension, profit sharing, retirement, salary continuation, deferred compensation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement, survivor income, life insurance and any other benefit plan or arrangement established and maintained by Company or its affiliates, subject to the rules and regulations then in effect regarding participation therein.

         4. REIMBURSEMENT OF EXPENSES. Employee shall be reimbursed for all items of travel, entertainment and miscellaneous expenses which Employee reasonably incurs in connection with the performance of his duties hereunder, provided that Employee shall submit to Company such statements and other evidence supporting said expenses as Company may reasonably require.




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         5. INCENTIVE AWARDS.

                    (a) Company agrees that it will, within one year after execution of this Agreement, provided that Employee is still employed by Company, enter into an agreement or agreements with Employee with respect to the provision of additional incentive awards (the "Incentive Awards"). Incentive Awards may include, but shall not be limited to, any one or more of the following:

stock options, stock appreciation rights, restricted stock, cash (other than payments referred to in Section 3 above), convertible securities, warrants, units, dividend equivalents or performance awards.

                    (b) MATERIAL INDUCEMENT. Company acknowledges that the provisions of this Section 5 served as a material inducement to Employee to enter into this Agreement.

         6. VACATIONS. Employee shall be entitled to the number of paid vacation days in each calendar year determined by Company from time to time for its senior executive officers, but not less than four (4) weeks in any calendar year (prorated in any calendar year during which Employee is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which he is so employed). Employee shall also be entitled to all paid holidays given by Company to its senior executive officers.

         7. TERMINATION OF EMPLOYMENT.

                    (a) DEATH OR TOTAL DISABILITY. In the event of the death of Employee during the Term, this Agreement shall terminate as of the date of Employee's death, except for Employee's Incentive Awards. In the event of Employee's Total Disability (as that term is defined below) for more than six
(6) months in the aggregate during any period of twelve (12) calendar months, during which time Employee shall continue to be compensated as provided in
Section 3 hereof, Company shall have the right to terminate this Agreement by giving Employee written notice thereof. Upon termination of this Agreement under this Section 7(a), Company shall have no further obligations or liabilities under this Agreement, except to pay to Employee's estate or Employee, as the case may be, the portion of Base Salary, if any, that remains unpaid for the period prior to termination, or as otherwise provided in this Agreement; PROVIDED, HOWEVER, that in the event of termination for Total Disability, Company shall continue to pay Employee his Base Salary for twelve (12) months thereafter, reduced by the amount of any payments under any long term disability benefit plan which may be in effect for employees of Company and in which Employee participated.


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                    The term "Total Disability," as used herein, shall mean a
mental or physical condition which, in the reasonable opinion of Employee's medical doctor, renders Employee unable or incompetent to carry out the material duties and responsibilities of Employee under this Agreement at the time the disabling condition was incurred. Notwithstanding the foregoing, if Employee is covered under any policy of disability insurance under Section 3(c), under no circumstances shall the definition of Total Disability be different from the definition of that term in such policy. In the event of a dispute under this
Section 7(a), Employee agrees to submit to an examination of a medical doctor mutually selected by Company and Employee.

                    (b) DISCHARGE FOR CAUSE. Company may discharge Employee for "Cause" and thereby terminate his employment under this Agreement upon thirty
(30) days' prior written notice (the "Dismissal Notice") of such termination, in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued. For purposes of this Agreement Company shall have "Cause" to terminate Employee's employment if Employee (i) in the reasonable judgment of Company, materially breaches any of his agreements, duties or obligations under this Agreement and has not cured or commenced in good faith to cure such breach within thirty (30) days after notice; (ii) in the reasonable judgment of Company, engages in embezzlement, gross misconduct, dishonesty, or deliberate and premeditated acts against the interest of Company; or (iii) is convicted of a felony.

                    (c) TERMINATION WITHOUT CAUSE. RESIGNATION BY EMPLOYEE.

                    (1) Company may terminate Employee's employment at any time prior to the expiration of the Term, without Cause, upon prior written notice to Employee ("Termination Notice"). Employee shall be under no obligation to render any additional services to Company subsequent to receipt of the Termination Notice and shall be allowed to seek other employment. In the event Company terminates Employee's employment pursuant to this subsection, Company shall pay Employee, a sum equal to the Base Salary for the year in which such termination occurs, but in no event less than $175,000, as liquidated damages for severance of employment ("Severance Pay"). The Severance Pay shall be payable in a lump sum upon delivery of the Termination Notice. In addition, Company shall pay Employee any portion of the Base Salary that is accrued and unpaid on the date that Employee leaves the employment of Company.

                    (2) Employee may voluntarily terminate his employment at any time upon the giving of written notice to Company (the "Resignation Notice"). In the event that Employee resigns during




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         the first year of the Term, for any reason whatsoever, then Company shall pay Employee the Severance Pay, payable in three (3) installments as follows:

                    (i) $58,334 on the first day of the calendar month following the Resignation Notice;

                   (ii) $58,333 on the first day of the fifth calendar month
                        following the Resignation Notice; and

                  (iii) $58,333 on the first day of the ninth calendar month following the Resignation Notice.

         In addition, Company shall pay Employee any portion of the Base Salary that is accrued and unpaid on the date of the Resignation Notice.

                    (3) In the event of a termination pursuant to Section 7(c)
         (1) or a resignation pursuant to Section 7(c)(2) above, Company shall continue to provide to Employee, for a period of six (6) months after termination or resignation, the then existing health and medical insurance plans as was provided to Employee prior to such termination or resignation.

                    (d) DISPUTE OF TERMINATION. In the event that Employee disputes Company's determination that Cause exists for terminating his employment hereunder pursuant to Section 7 (b), Employee shall serve Company with written notice of such dispute within thirty (30) days after receipt of the Dismissal Notice and the dispute will proceed to arbitration pursuant to the terms and provision of Section 11 below.

                    (e) MATERIAL INDUCEMENT. Company acknowledges that the provisions of this Section 7 served as a material inducement to Employee to enter into this Agreement.

         8. NO MITIGATION. Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise nor, except as provided herein, shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as the result of his employment by another employer.

         9. INDEMNITY. Company shall indemnify and hold Employee harmless to the maximum extent permitted by law against any claim, action, demand, loss, damage, cost, expense, liability or penalty arising out of any act, failure to act, omission or decision by him while performing services as an officer, director or employee of Company, other than an act, omission or decision by Employee which is


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not in good faith and is without his reasonable belief that same is, or was, in the best interests of Company or otherwise prohibited by law. To the extent permitted by law, Company shall pay all attorneys' fees, expenses and costs actually incurred by Employee in connection with the defense of any of the claims referenced herein.

         10. CONFIDENTIALITY. Employee acknowledges that in the course of his employment with Company he will acquire access to and knowledge of financial and proprietary information relating to Company or its subsidiaries ("Confidential Information") and he hereby acknowledges that the Confidential Information is a valuable, special and unique asset of the business of Company and its subsidiaries. Employee hereby covenants and agrees that he will not, during the term of his employment and thereafter, disclose any of the Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall he make use of the Confidential Information for his own purposes or for the benefit of any other party under any circumstances whatsoever, unless such information is in the public domain through no fault of Employee or except as may be required by law.

         11. ARBITRATION. In the event of a dispute under this Agreement, within sixty (60) days of notifying the other party of such dispute, the disputing party shall, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association (the "AAA"), file a petition with the AAA for arbitration of the dispute, the costs thereof to be shared equally by Employee and Company, unless an order of the AAA provides otherwise, and each party shall be responsible for his or its legal fees. Such proceeding shall also determine all other disputes between the parties relating to Employee's employment. The parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their right to appeal therefrom.

         12. MISCELLANEOUS.

                    (a) NOTICES. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested or sent by overnight express mail or courier to such address. Notice shall be deemed to have been given and received when so hand-delivered or after three (3) business days when so deposited in the U.S. Mail, or when sent by express mail properly addressed to the other party according to the following instructions:




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                   If to Company:

                           Brooke Group Ltd.
                           100 SE 2nd Street
                           Miami, FL 33131
                           Attn: Bennett S. LeBow

                   If to Employee:

                           Mr. Marc N. Bell
                           3047 Lakewood Drive
                           Ft. Lauderdale, FL 33332

The foregoing addresses may be changed at any time by notice given in the manner herein provided.

                    (b) INTEGRATION; MODIFICATION. This Agreement constitutes the entire understanding and agreement between Company and Employee regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by Employee and a duly authorized officer of Company.

                    (c) ENFORCEABILITY. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                    (d) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, including their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned or delegated in whole or in part by Employee. Company shall require any successor or successors (whether direct or indirect, by purchase, merger, consolidation, exchange, reorganization or otherwise) to all or substantially all of the assets or business of Company or its affiliates, by agreement in form and substance satisfactory to Employee, to acknowledge expressly that this Agreement is binding upon and enforceable against Company in accordance with the terms hereof, and to become jointly and severally obligated with Company to perform this Agreement in the same manner and to the same extent that Company would be required to perform if no such succession




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or successions had taken place. Failure of Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement.

                    (e) WAIVER OF BREACH. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

                    (f) NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit Employee's future participation in or rights under any benefit, bonus, incentive or other plan or program provided by Company or any subsidiary or affiliate and for which Employee may qualify.

                    (g) GOVERNING LAW AND INTERPRETATION. This Agreement shall be governed by the laws of the State of Florida. Each of the parties agrees that he or it, as the case may be, shall deal fairly and in good faith with the other party in performing, observing and complying with the covenants, promises, duties, obligations, terms and conditions to be performed, observed or complied with by him or it, as the case may be, hereunder; and that this Agreement shall be interpreted, construed and enforced in accordance with the foregoing covenant notwithstanding any law to the contrary.

                    (h) HEADINGS. The headings of the various sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

                    (i) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which when taken together will constitute one and the same instrument.











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         IN WITNESS WHEREOF, this Agreement has been executed by Employee and on behalf of Company by its duly authorized officer on the date first above written.

                                        BROOKE GROUP LTD.


                                        By: /s/ Bennett S. LeBow
                                            ----------------------------------
                                            Name:  Bennett S. Lebow
                                            Title: Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer


                                          /s/ Marc N. Bell
                                          ------------------------------------
                                          Marc N. Bell






















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